Exhibit
          Table
                                                                  Form N-4


             Exhibit

             1.       Certified copy of resolution of Board
                      of Directors establishing Registrant
                 1

             3.       Copy of distribution contract between
                      Depositor and Principal Underwriter
                 1

             4.       Copy of the form of variable
                      annuity contract
                 2

             5.       Copy of the form of application to
                      be used with the variable contract
                 2
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             6.       (a) Copy of Articles of Incorporation of Depositor
                 1
                      (b) Copy of Bylaws of Depositor
                 1

             8.       Copies of participation agreements
                      with underlying funds
                 1



             9.       Opinion and consent of W. Kay Adam
                 2

             10.      (a) Consent of Jorden Burt Berenson & Johnson LLP
                 1
                      (b) Consent of Deloitte & Touche LLP
                 1
                      (c) Consent of W. Kay Adam
                 2
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             13.      Schedule for computation of each
                      performance quotation
                 1

             14.      Financial Data Schedule
                 1


             1 Filed with the Registration Statement.

             2 Filed with this Pre-Effective Amendment No. 1 to the Registration Statement.



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